EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dendreon Corporation 2000 Equity Incentive Plan, as amended, of our report dated January 31, 2003 (except for Note 13, as to which the date is February 24, 2003), with respect to the financial statements of Dendreon Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Seattle, Washington

July 31, 2003